Exhibit 99.2
FOR IMMEDIATE
RELEASE

Contact:	David Lilly/ Joseph Kuo	Mark Ricca
	Kekst and Company	Carver Bancorp, Inc.
	(212) 521-4800	(212) 360-8820
CARVER BANCORP, INC. ANNOUNCES 2009 ANNUAL MEETING DATE
New York, NY, September 18, 2009 —Carver Bancorp, Inc. (“Carver”) (NASDAQ: CARV), today announced that December 18th has been established as the date of its 2009 Annual Meeting of Shareholders.
Shareholders of record at the close of business on November 2, 2009 will be eligible to receive notice of, and to vote at, the Annual Meeting, which will be held at Harlem Stage Gatehouse, 150 Convent Avenue at West 135th Street, in New York, beginning at 10:00 a.m. Eastern Time.

About Carver Bancorp, Inc.
Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest African- and Caribbean-American run bank in the United States, operates nine full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company’s website at www.carverbank.com.
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, risks and uncertainties. More information about these factors, risks and uncertainties is contained in our filings with the Securities and Exchange Commission.
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